JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com News release: IMMEDIATE RELEASE JPMorgan Chase Board of Directors Welcomes Virginia Rometty; James Bell and Laban Jackson retire from Board Appoints Todd Combs and Michael Neal as Members of the Audit Committee and Timothy Flynn as Chair of the Audit Committee, James Crown as Chair of the Public Responsibility Committee New York, May 19, 2020 – JPMorgan Chase (NYSE: JPM) announced today that Virginia (Ginni) M. Rometty, 62, has been elected as a director of the company, effective immediately. James A. Bell, 71, and Laban P. Jackson, Jr., 77, have retired from the Board. Ginni Rometty serves as Executive Chairman of IBM. She was previously Chairman, President and Chief Executive Officer of the company since 2012. During her tenure, Mrs. Rometty led IBM through the most significant transformation in its history, reinventing the company to lead in the new era of AI, blockchain, cybersecurity and quantum technologies. In addition, she serves on the Council of Foreign Relations, the board of trustees at Northwestern University and the boards of overseers and managers of Memorial Sloan-Kettering Cancer Center. She is also the co-chair of the Aspen Institute’s Cyber Group and is a member of the advisory board of Tsinghua University School of Economics and Management. “Ginni Rometty is one of the most accomplished business leaders of our time — leading IBM’s resurgence during an extremely competitive and ever-changing environment. We are so fortunate to attract another outstanding director to our board, and we look forward to working with her,” said Lee Raymond, Lead Director of JPMorgan Chase. “I have known and admired Ginni for some time and had the opportunity to work with her more closely on the Business Roundtable during these last two years. She is a dynamic and highly knowledgeable leader whose perspectives and experience will add great value to our company as we continue to accelerate our investments in products, services and technology,” said Jamie Dimon, Chairman and CEO of JPMorgan Chase. Ginni Rometty said, “JPMorgan Chase is one of the most successful companies in the world today and it continues to make investments to stay on the cutting edge of technology to serve consumers, businesses and communities. I am excited to join this diverse board of leaders and bring my experience to help the company become even stronger for the future.” James A. Bell, Retired Executive Vice President of The Boeing Company, and Laban P. Jackson, Chairman and Chief Executive Officer of Clear Creek Properties, Inc., have retired from the Board. Mr. Bell served the company with distinction since 2011 and most recently acted as the Chair of the Board’s Audit Committee. Mr. Jackson is one of the company’s longest serving directors, having served in many critical capacities since joining the firm’s predecessor Bank One board in 1993. Investor Contact: Jason Scott, 212-270-7325 Media Contact: Joseph Evangelisti, 212-270-7438

J.P. Morgan Chase & Co. News Release Jamie Dimon said, “The Board and I cannot thank James and Labe enough for their many contributions to our company over the years. They helped us navigate through some of the most challenging economic and political times — and we are a better company today thanks to their excellent judgement and valuable perspectives.” In connection with the retirements of Messrs. Bell and Jackson, the Board of Directors today appointed Timothy P. Flynn as Chair of the Audit Committee, succeeding Mr. Bell, and appointed Todd A. Combs and Michael A. Neal as members the Audit Committee. Messrs. Combs and Neal stepped down from the Public Responsibility Committee and Risk Committee, respectively. James S. Crown was appointed as Chair of the Public Responsibility Committee, succeeding Mr. Flynn. Mrs. Rometty’s appointment to a Board Committee will be announced in due course. About JPMorgan Chase JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $3.1 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of customers in the United States and many of the world's most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com. ### 429811:v1